Exhibit 4.1
TECHNITROL, INC.
as Issuer
and
Wells Fargo Bank, National Association
as Trustee

Indenture
Dated as of December 22, 2009

7.00% Convertible Senior Notes due 2014

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

Page

Section 12.03. Certificate and Opinion as to Conditions Precedent	55
Section 12.04. Statements Required in Certificate or Opinion	55
Section 12.05. Legal Holiday	55
Section 12.06. Rules by Trustee, Paying Agent, Conversion Agent and Registrar	56
Section 12.07. Governing Law	56
Section 12.08. No Adverse Interpretation of Other Agreements	56
Section 12.09. Successors	56
Section 12.10. Counterparts	56
Section 12.11. Severability	56
Section 12.12. Table of Contents and Headings	56
Section 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	56
EXHIBITS
EXHIBIT A Form of Note

EXHIBIT B DTC Legend
SCHEDULE A Table for Additional Shares

- iv -

INDENTURE dated as of December 22, 2009 between Technitrol, Inc., a Pennsylvania corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee.
RECITALS
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $50,000,000 of the Company’s 7.00% Convertible Senior Notes due 2014 (the “Notes”). All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and binding obligations of the Company as hereinafter provided.
THIS INDENTURE WITNESSETH
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
“Additional Interest” means, collectively, Reporting Payments and Special Interest, in each case, if any.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.
“Agent” means any Registrar, Paying Agent or Conversion Agent.
“Agent Member” means a member of, or a participant in, the Depositary.
“Applicable Conversion Rate” means the Conversion Rate on any day.
“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Trustee or the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Certificated Note” means a Note in registered individual form without interest coupons.
“Change in Control” shall be deemed to have occurred at such time as any of the following events shall occur:
(i) a person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect ultimate “beneficial owner, “ as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of Company’s common equity; or
(ii) consummation of (a) any recapitalization, reclassification or change of the Voting Securities of the Company (other than changes resulting from a subdivision or combination or a change in par value) as a result of which the Voting Securities are converted into, or exchanged for, stock, other securities, other property or assets or (b) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Voting Securities of the Company are converted into Cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Voting Securities of the Company immediately before such transaction own, directly or indirectly, more than 50% of all classes of the Voting Securities of the continuing or surviving entity or transferee immediately after such transaction, shall not be a Change in Control.
(iii) the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of defining a Change in Control:
(A) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;
(B) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and
(C) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.
Notwithstanding the foregoing, a Change in Control as described in clause (i) or (ii) above shall not be deemed to have occurred if 90% or more of the consideration received or to be received by holders of the Common Stock (excluding Cash payments for fractional shares) in connection with the relevant transaction or transactions consists of shares of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a Change in Control (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding Cash payments for fractional shares.
“Close of Business” means 5:00 p.m. (New York City time).
“Closing Price” of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price shall be the last quoted bid price for Common Stock or such other security in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If Common Stock or such other security is not so quoted, the Closing Price shall be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Closing Price shall be determined without reference to extended or after hours trading.
“Common Stock” means Common Stock of the Company, $0.125 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.
“Conversion Price” per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 230 W. Monroe Street, Suite 2900, Chicago, Illinois 60606. Attention Corporate Trust Services, except that, with respect to presentation of the Notes for payment or registration of transfers or exchanges and the location of the Note Registrar, such term means the office or agency of the Trustee in Minneapolis, Minnesota, which at the date of original execution of this Indenture is located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations.
“Debt” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (other than non-recourse obligations); and (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means DTC or the nominee thereof, or any successor thereto.
“DTC” means The Depository Trust Company, a New York corporation, and its successors.
“DTC Legend” means the legend set forth in Exhibit B.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Ex-Date” means, with respect to any issuances, dividends or distributions on the Common Stock, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Fundamental Change” means a Change in Control or a Termination of Trading.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Global Note” means a Note in registered global form without interest coupons.
“Holder” or “Noteholder” means the registered holder of any Note.
“Indenture” means this indenture, as amended or supplemented from time to time.
“Interest Payment Date” means each June 15 and December 15 of each year, commencing June 15, 2010.
“Maturity Date” means December 15, 2014.
“Notes” has the meaning assigned to such term in the Recitals.
“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
“Officers’ Certificate” means a certificate with respect to the Company that meets the requirements of Section 12.04 and is signed by each of (a) the chairman of the Board of Directors, the president or chief executive officer or a vice president of the Company and (b) the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.
“Open of Business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Trustee.
“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“principal” of any Debt (including the Notes) means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
“Private Placement Memorandum” means the private placement memorandum dated December 15, 2009 relating to the offering and sale of the Notes.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 next preceding such Interest Payment Date.
“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge and familiarity with the particular subject matter.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
“Significant Subsidiary” means any subsidiary of the Company that is a significant subsidiary at any determination date pursuant to Regulation S-X, Rule 1-02(w)(1) or (2).
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
“Termination of Trading” means the Common Stock, or other Capital Stock into which the Notes are then convertible, ceases to be listed on any U.S. national securities exchange.
“Trading Day” means, with respect to Common Stock or any other security, a day during which (a) trading in Common Stock or such other security generally occurs on the New York Stock Exchange, or if the Common Stock or such other security is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock or such other security is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (b) a Closing Price for the Common Stock or such other security (other than a Closing Price referred to in the next to last sentence of such definition) is available for such day; provided that if Common Stock or such other security is not so listed or traded, Trading Day will mean any Business Day.
“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
Section 1.02. Other Definitions.

Term	Defined in Section
“act”	1.05
“Bankruptcy Default”	6.01(j)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)
“Conversion Rate”	10.01
“Defaulted Interest”	11.02
“Disposition Event”	10.12
“Distributed Assets”	10.08(a)
“Effective Date”	10.13(b)
“Event of Default”	6.01
“Expiration Date”	10.10
“Filing Payments”	4.06(a)
“Fundamental Change Repurchase Notice”	3.01(c)
“Incremental Reporting Payments”	6.15
“Incremental Extension Right”	6.15
“Initial Reporting Payments”	6.15
“Initial Dividend Threshold”	10.09
“Initial Extension Right”	6.15
“Legal Holiday”	12.05
“Make-Whole Change in Control”	10.13(a)
“Make-Whole Shares”	10.13(a)
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Purchased Shares”	10.10
“Reference Property”	10.12
“Register”	2.03
“Registrar”	2.03
“Reporting Payments”	6.15
“Restricted Transfer Payments”	4.06(b)
“Repurchase Date”	3.01(a)
“Repurchase Price”	3.01(a)
“Rights”	10.23
“Shareholders Rights Plan”	10.23
“Special Interest”	4.06(b)
“Special Interest Notice”	4.06(c)

Term	Defined in Section
“Special Record Date”	11.02(a)
“Spin-Off”	10.08(b)
“Stock Price”	10.13(b)
“Trigger Event”	10.11
Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“Commission” means the Securities and Exchange Commission.
“indenture securities” means the Notes.
“indenture security holder” means a Noteholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company.
All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by a Commission rule have the meanings assigned to them by such definitions.
Section 1.04. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;
(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) if a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;
(g) “or” is not exclusive;
(h) “including” means including, without limitation; and
(i) words in the singular include the plural, and words in the plural include the singular.
Section 1.05. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
ARTICLE 2
THE NOTES
Section 2.01. Form, Dating and Denominations; Legends.
(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.
(b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such

Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.
Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary (or its nominee), (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.
Section 2.02. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $50,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $50,000,000 except as provided in Section 2.07.
The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).
The Company hereby initially designates the Trustee as initial Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, Tel. 1-800-344-5128 as an office or agency of the Company for each of the aforesaid purposes.
Section 2.04. Paying Agent to Hold Money in Trust. On or before each date on which the principal amount of or interest (including Additional Interest), if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest (including Additional Interest), if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest (including Additional Interest), if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, on or before each date on which a payment of the principal amount of or interest (including any Additional Interest) on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default by the Company hereunder, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
Section 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before ten Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
Section 2.06. Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04 or Section 9.03(b) not involving any transfer.
All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.
Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08. Outstanding Notes. Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date or on a Repurchase Date, Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after such Maturity Date or such Repurchase Date as the case may be, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.
Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.
Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.
Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
Section 2.13. Book-Entry Provisions for Global Notes. (a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing, and a beneficial owner of the Notes has requested that its Notes be issued as Certificated Notes.
(b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
(c) The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.
Section 2.14. Purchases. The Company may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Company shall be deemed to be no longer outstanding under this Indenture.
ARTICLE 3
REPURCHASES
Section 3.01. Repurchase at the Option of the Holders Upon a Fundamental Change.
(a) Upon the occurrence of a Fundamental Change, each Holder shall have the right, at such Holder’s option, subject to the terms and conditions of Article 3 of this Indenture, to require the Company to repurchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount at a price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Repurchase Date; provided that if the Repurchase Date is after a Regular Record Date and on or before the Interest Payment Date to which it relates, the interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date, and the Repurchase Price shall be equal to the principal amount of Notes subject to repurchase. Upon a valid exercise of such an option, the Company shall be required to repurchase the Notes on a date selected by the Company (the “Repurchase Date”), which shall be a Business Day no earlier than 20 Business Days or later than 35 Business Days after the date on which the Company sends the notice contemplated by Section 3.01(b), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).
(b) On or before the 20th day after the occurrence of a Fundamental Change, the Company shall deliver a written notice of the occurrence of Fundamental Change to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). Simultaneously with delivering the notice to the Trustee and each Holder, the Company will publish in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium notice of the

Fundamental Change. The Company’s notice to the Holders shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
(i) the events causing the Fundamental Change;
(ii) the effective date of such Fundamental Change;
(iii) the last date on which the repurchase right described in this Article 3 may be exercised;
(iv) the Repurchase Price;
(v) the Repurchase Date;
(vi) the name and address of the Paying Agent and the Conversion Agent;
(vii) the then current Applicable Conversion Rate and any adjustments thereto;
(viii) that Notes with respect to which a Fundamental Change Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and
(ix) the procedures a Holder must follow to exercise rights under this Section 3.01.
(c) A Holder may exercise its rights specified in this Section 3.01 by delivery of a written notice in the form set forth on the reverse of the Note as Attachment 2 (a “Fundamental Change Repurchase Notice”), to the Paying Agent at any time before the Close of Business on the Business Day immediately preceding the Repurchase Date. The Fundamental Change Repurchase Notice shall state:
(i) if Certificated Notes have been issued, the certificate number of the Notes (or if the Holder’s Notes are Global Notes, such Holder’s notice must comply with the Applicable Procedures);
(ii) the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
(iii) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in this Article 3.
Following delivery of a Fundamental Change Repurchase Notice with respect to any Note, the receipt of such Note by the Paying Agent (together with all necessary endorsements and compliance by the Holder with the Applicable Procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.01 only if the

Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by payment of the Repurchase Price in Cash on the later of the Repurchase Date or the time of book-entry transfer (in the case of Global Notes) or the delivery (in the case of Certificated Notes) of the Notes in accordance with this Section 3.01.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time before the Close of Business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
No Notes may be repurchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated (other than as a result of a default in the payment of the Repurchase Price with respect to the Notes), and such acceleration has not been rescinded, on or before the date on which such repurchase is to be consummated. The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of acceleration described in the immediately preceding sentence in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 3.02. Effect of Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in this Section 3.02) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, by 12:00 p.m. New York City time on the later of the Repurchase Date or the time of book-entry transfer (in the case of Global Notes) or the delivery (in the case of Certificated Notes) of the Notes. Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such

Fundamental Change Repurchase Notice has first been validly withdrawn as specified in this Section 3.02.
(b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time before the Close of Business on the Business Day immediately preceding the Repurchase Date. Such notice of withdrawal shall state:
(i) the principal amount being withdrawn, which must be $1,000 principal amount or an integral multiple thereof;
(ii) if Certificated Notes are to be withdrawn, the certificate numbers of the Notes being withdrawn (or, if Global Notes or a portion thereof are to be withdrawn, such Holder’s notice must comply with the Applicable Procedures); and
(iii) the principal amount, if any, of the Notes that remain subject to a Fundamental Change Repurchase Notice.
Section 3.03. Deposit of Repurchase Price. No later than 12:00 p.m. New York City time on the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.
If the Paying Agent holds money sufficient to pay the Repurchase Price with respect to the Notes to be repurchased on the Repurchase Date in accordance with the terms of this Indenture, then, immediately on and after the Repurchase Date such Notes shall cease to be outstanding, interest (including any Additional Interest) on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Repurchase Price upon delivery of such Notes.
Section 3.04. Notes Repurchased in Part. Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.05. Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase upon the occurrence of a Change in Control, to the extent required by applicable law, the Company shall:
(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and
(c) otherwise comply with all other federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of Holder.
Section 3.06. Repayment to the Company. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall return to the Company any Cash that remains unclaimed as provided in Section 11 of the Notes (subject to the provisions of Section 7.10), held by them for the payment of the Repurchase Price.
ARTICLE 4
COVENANTS
Section 4.01. Payment of Notes. (a) The Company shall pay the principal of and interest (including any Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 p.m. New York City time on the due date of any principal of or interest (including any Additional Interest) on any Notes, or any Repurchase Date, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
(a) An installment of principal or interest (including any Additional Interest) will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest (including any Additional Interest) will be considered paid on the due date only if paid to the Holders.
(b) The Company shall pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
(c) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the payments received by it in respect of such Global Note to the accounts of the beneficial owners thereof. With respect to Certificated Notes, (i) to holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, the Company will make all payments by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books and (ii) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, the Company will make all payments in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.
Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind or change such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 4.03. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and material franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.
Section 4.04. Reports. The Company shall deliver to the Trustee, within 15 days after the Company is required to file the same with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.05. Reports to Trustee. The Company shall deliver to the Trustee:
(a) within 120 days after the end of each fiscal year of the Company a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, to the knowledge of the signer thereof, no Default exists hereunder or, if there has been a Default, specifying the Default and its nature and status.
(b) promptly and in any event within 30 days after any executive officer of the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
Section 4.06. Special Interest.
(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes, the Company shall fail to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) or the Notes are not otherwise freely tradable by Holders other than Affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall, from and after such date, together with each payment of interest on the Notes, pay additional interest on the Notes at a rate equal to 0.25% per annum (“Filing Payments”) of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not so freely tradeable.
(b) If, and for so long as, the restrictive legend on the Notes has not been removed or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the date of this Indenture, the Company shall, from and after such date, together with each payment of interest on the Notes, pay additional interest on the Notes at a rate equal to 0.25% per annum (“Restricted Transfer Payments” and together with Filing Payments, if any, “Special Interest”) of the principal amount of Notes outstanding from and after such 365th date until such restrictive legend is removed and the Notes are freely tradable (other than by Holders that are Affiliates of the Company).
(c) If the Company is required to pay Special Interest to Holders of Notes, the Company shall provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest before the required payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent or calculation of the amount of Special Interest when made, or with respect to the method employed in such calculation of the Special Interest, the sole responsibility of which shall be that of the Company.
Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08. 144A Information. At any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock delivered upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request to the extent from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
ARTICLE 5
CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS
Section 5.01. Consolidation, Merger, Sale or Lease of Assets by the Company. (a) The Company may consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person (other than a Subsidiary of the Company) only if:
(i) the resulting, surviving or transferee Person (if other than the Company) is a corporation or other entity classified as a corporation for federal income tax purposes (and continuing to be classified as such through the Maturity Date) organized and existing under (a) the laws of the United States of America, any State thereof or the District of Columbia or (b) any other jurisdiction so long as the successor company agrees to submit to service of process in any state in the United States of America or the District of Columbia and, in the case of clause (b) above, the successor company provides a full and unconditional indemnity and provision for additional amounts for any incremental amounts required to be withheld from payments or deliveries to Holders or beneficial owners of the Securities under applicable United States or foreign laws, rules, regulations or authorities, and any other incremental tax liabilities or costs of such Holders or beneficial owners as a result of such merger or other transaction;
(ii) such corporation or other entity (if other than the Company) assumes by supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;
(iii) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and
(iv) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture (if any) comply with this Indenture.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company shall be released from its obligations under the Notes and this Indenture.
ARTICLE 6
DEFAULT AND REMEDIES
Section 6.01. Events of Default. An “Event of Default” shall occur with respect to the Notes if:
(a) the Company defaults in payment of the principal or any Repurchase Price with respect to any Note, when such becomes due and payable on the Maturity Date or a Repurchase Date, as applicable, upon a declaration of acceleration or otherwise;
(b) the Company defaults in payment of any interest (including any Additional Interest) due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company fails to comply with its obligations under Article 5 and fails to cure (or obtain a waiver of) such default within 5 days after the Company receives a written notice of such default from the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;
(d) the Company fails to comply with its obligation to convert the Notes into Common Stock upon exercise of a Holder’s right to convert its Notes pursuant to Article 10 and such default continues for a period of five calendar days;
(e) the Company fails to issue any notice of the occurrence of a Fundamental Change as required under Section 3.01(b) of this Indenture or a Make-Whole Change in Control as required under Section 10.13(a) of this Indenture, and such default continues for a period of five days;
(f) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default within 60 days after the Company receives a written notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;
(g) default by the Company or any of its Subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced any Debt in excess of $15,000,000 in the aggregate of the Company and/or any of its Subsidiaries, whether such Debt now exists or shall hereafter be created, resulting in such Debt becoming or being declared due and payable, and such acceleration shall not have been discharged, cured, waived, rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;
(h) a final judgment for the payment of at least $15,000,000 is rendered against the Company or any of its Subsidiaries and such amount is not covered by insurance or an indemnity or not discharged or stayed within 60 days after (i) the date on which the right to appeal the judgment has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished;
(i) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or
(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries

insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or Significant Subsidiary or for any substantial part of their property; or (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 90 days (an event of default specified in clause (g) or (h) a “Bankruptcy Default”).
Section 6.02. Acceleration. If an Event of Default, other than a Bankruptcy Default that relates to the Company (and not solely with respect to a Significant Subsidiary of the Company) and subject to Section 6.15 of this Indenture, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest (including any Additional Interest) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including any Additional Interest) will become immediately due and payable. If a Bankruptcy Default occurs that relates to the Company (and not solely with respect to Significant Subsidiary of the Company), the principal of and accrued and unpaid interest (including any Additional Interest) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest (including any Additional Interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.07 and Section 9.02(b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Default or Event of Default and its consequences (other than an uncured default (a) in the payment of the principal amount with respect to any Note, accrued and unpaid interest (including any Additional Interest) with respect to any Note or the Repurchase Price with respect to any Note, (b) in the delivery of the Common Stock due upon conversion of the Notes and (c) in respect of any provision that under the express terms of this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:
(i) all existing Events of Default on the Notes that have become due solely by the declaration of acceleration have been cured or waived, and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:
(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;
(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any losses, liabilities or expenses to be incurred in compliance with such request;
(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (a) payment of principal of or interest (including any Additional Interest) on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (b) payment of the Repurchase Price on the Repurchase Date and (c) delivery of Common Stock upon conversion of such Note on the date specified in Section 10.02(b), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or adversely affected without the consent of that Holder.
Section 6.08. Collection Suit by Trustee. If an Event of Default described in clauses (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest (including any Additional Interest) remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such other amounts specified in Section 7.06 hereunder.
Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:
First: to the Trustee for all amounts due under Section 7.06 hereof;
Second: to Holders for amounts then due and unpaid for principal of and interest (including any Additional Interest) on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including any Additional Interest);
Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and
Fourth: to the Company or to such Person as a court of competent jurisdiction shall direct.
The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.
Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of (a) principal of or interest (including any Additional Interest) on any Note on the respective due dates, (b) the Repurchase Price on the Repurchase Date, (c) the Common Stock due upon conversion of a Note or (d) a suit by Holders of more than 10% in principal amount of the outstanding Notes.
Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.15. Failure to File. Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04 will for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 6.01(f)), consist exclusively of the right to receive additional interest on the Notes as provided in this Section 6.15. If the Company makes such election, such sole remedy shall, for the first 90 days after the occurrence of such Event of Default, consist exclusively of the right to receive additional interest on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Initial Reporting Payments”) (such election, the “Initial Extension Right”). If the Company exercises the Initial Extension Right, the Initial Reporting Payments will be payable to all Noteholders of record on the record date specified by the Company in its notice that it is electing to use the Initial Extension Right. On the 91st day after such Event of Default (if such violation is not cured or waived before such 91st day), the Notes will be subject to acceleration as provided in Section 6.02; provided, however, that the Company may, at its option, elect that the sole remedy of Noteholders will for the succeeding 90 days consist exclusively of the right to receive, in lieu of the Initial Reporting Payments, a payment of additional interest on the Notes in an amount equal to 0.50% of the principal amount of the Notes (the “Incremental Reporting Payments” and together with the Initial Reporting Payments, the “Reporting Payments”) (such election, the “Incremental Extension Right”). Any Reporting Payments payable by the Company pursuant to this Section 6.15 are in addition to, and not in lieu of, Special Interest payable by the Company pursuant to Section 4.06. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived before such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. If the Company does not elect to pay the Initial Reporting Payments or the Incremental Reporting Payments upon any such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture.
In order to exercise the Initial Extension Right and elect to pay the Initial Reporting Payments as the sole remedy during the first 90 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company must notify all holders of Notes and the Trustee and Paying Agent of such election in writing before the Close of Business on the date on which such Event of Default occurs. In order to exercise the Incremental Extension Right (following the exercise of the Initial Extension Right) and to pay the Incremental Reporting Payments as the sole remedy starting the 91st day after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company must notify all holders of Notes and the Trustee and Paying Agent in writing of such election prior to the Close of Business on the 89th day after the occurrence of an Event of Default for which the Company has elected to exercise its Incremental Extension Right. If the Company fails to timely give such notice or pay any Reporting Payments after giving such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.
ARTICLE 7
THE TRUSTEE
Section 7.01. General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Article.
(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:
(i)	this Section 7.01(c) does not limit the effect of paragraph (b) of this Section 7.01;
(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
(a) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel conforming to Section 12.04 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
(f) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of its duties hereunder, or in the exercise of its rights or powers.
(h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) a Default or Event of Default occurring pursuant to Section 6.01(a) and 6.01(b), or (ii) any Default or Event of Default of which the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of Notes or obtained actual knowledge.
(i) The rights, privileges, protections, immunities and benefits given to the Trustee including without limitation, its rights to be indemnified are extended to and shall be enforceable by the Trustee in each of its capacities hereunder and by each agent, custodian and other person employed to act hereunder.
(j) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.
Section 7.04. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (c) is not responsible for any statement or recital in this Indenture or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall send notice of the Default or Event of Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a default (w) in the payment of the principal of or interest (including any Additional Interest) on any Note (x) in the payment of the Repurchase Price on the Repurchase Date or (y) in the delivery of Common Stock upon conversion of such Note on the date specified in Section 10.02(b), the Trustee may withhold the notice if and so long as a Responsible Officer or a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
Section 7.06. Compensation and Indemnity. (a) The Company shall pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.
(b) The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it (except to the extent such loss, liability or expense is attributable to the Trustee’s negligence or bad faith) arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.
(c) To secure the Company’s payment obligations in this Section, the Trustee shall have a lien before the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest (including any Additional Interest) on particular Notes.
Section 7.07. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.
(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
(iii) If the Trustee is no longer eligible under Section 7.09 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06(c), (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company shall execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
(e) The Trustee shall give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
Section 7.09. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition.

Section 7.10. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
ARTICLE 8
DISCHARGE
Section 8.01. Satisfaction and Discharge of this Indenture. (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) shall have been delivered to the Trustee for cancellation, (ii) all outstanding Notes shall have become due and payable on the Maturity Date or on any Repurchase Date in connection with any repurchase upon the occurrence of a Fundamental Change or (iii) all outstanding Notes shall have been delivered for conversion pursuant to Article 10, and the Company irrevocably deposits or delivers, as the case may be, before the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent, Cash in respect of such payment or Common Stock in respect of any such conversion on the Maturity Date, the Repurchase Date or the date such conversion is to be settled, as the case may be; provided that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.
(b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:
(i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;
(ii) such deposit or delivery, as the case may be, shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and
(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with or Common Stock shall have been delivered to the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02. Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Repurchase Price) and interest (including any Additional Interest) on the Notes or delivery of the Common Stock issuable upon conversion of the Notes.
Section 8.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (x) paid or delivered to them pursuant to Section 8.01 or (y) held by them at any time.
Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for six months after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Repurchase Date or the date specified in Section 10.02(b), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Common Stock or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re-delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.
Section 8.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Repurchase Price) or interest (including any Additional Interest) on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:
(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes or to conform, as necessary, this Indenture or the Notes to the section entitled “Description of Notes” contained in the Private Placement Memorandum;
(b) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5 or Section 10.12 of this Indenture;
(c) to secure the obligations of the Company in respect of the Notes and this Indenture or to add guarantees in respect of the Notes and this Indenture;
(d) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;
(e) to make any change to comply with the Trust Indenture Act, or any amendment thereto; and
(f) to make any other changes that do not individually or in the aggregate have a material adverse effect on the rights of any Holder of the Notes, as certified by the Company in an Officer’s Certificate.
Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Default or Event of Default and its consequences, other than (x) an uncured default (i) in the payment of the principal amount, or accrued and unpaid interest (including any Additional Interest), with respect to any Note, (ii) the Repurchase Price with respect to any Note or (iii) in the delivery of the Common Stock due upon conversion of the Notes, and (y) in respect of any provision that under the express terms of this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i) reduce the rate of or extend the stated time for payment of interest (including any Additional Interest) on any Note;
(ii) reduce the principal of or extend the Maturity Date of any Note;
(iii) make any change that impairs or adversely affects the conversion rights of any Notes;
(iv) reduce the Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(v) make any Note payable in a currency other than that stated in the Note;
(vi) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past Default;
(vii) impair the right of any Holder to receive payment of principal of and interest (including any Additional Interest) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
(viii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions of this Indenture.
(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
(d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new

Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and/or an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Officers’ Certificate and/or Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights, duties or immunities of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
ARTICLE 10
CONVERSION
Section 10.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 10, a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Noteholder’s Notes at any time before the Close of Business on the Business Day immediately preceding the Maturity Date at a conversion rate (the “Conversion Rate”) of 156.6465 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in this Article 10.
Section 10.02. Conversion Procedures; Conversion Settlement. (a) To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, in the form set forth on the back of the Note as Attachment 1, or a facsimile of the Conversion Notice, (2) deliver the completed Conversion Notice or a facsimile and the Note to the Conversion Agent the Company (with a copy to the Company’s legal counsel) and the transfer agent at Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-3572, telephone 908.497.2300, facsimile 908.497.2310, Attention: Diane Sayek, Vice President (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes and related expenses in accordance with Section 10.04 and (5) if required, pay Cash equal to the amount of interest due on the next Interest Payment Date for such Note in accordance with Section 10.02(e). If a Noteholder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Noteholder must comply with requirements (4) and (5) as set forth in the immediately preceding sentence and comply with the Applicable Procedures of the Depositary for converting a beneficial interest in a Global Note. The first Business Day on which all of the requirements set forth in the first sentence of this Section 10.02(a) (in the case of a Certificated Note) or the second sentence of this Section 10.02(a) (in the case of a Global Note or a beneficial interest therein) have been satisfied is referred to in this Indenture as the “Conversion Date.” The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.02, of the occurrence of such Conversion Date. Upon delivery by a Noteholder to the Conversion Agent of the Conversion Notice and the Note or, in the case of a Global Note, compliance with the procedures set forth above, such Noteholder’s election to convert shall be irrevocable.
(b) Delivery of shares of Common Stock upon conversion of Notes shall occur on the third Business Day immediately following the relevant Conversion Date.
(c) A Noteholder receiving Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on the Conversion Date.
(d) No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. Upon conversion of a Note, a Noteholder will not receive, except as described below, any Cash payment representing accrued interest (including any Additional Interest). Instead, accrued interest (including any Additional Interest) will be deemed paid by the shares of Common Stock received by the Noteholder upon conversion. Delivery to the Noteholder of such shares of Common Stock shall thus be deemed to satisfy (1) the Company’s obligation to pay the principal amount of a Note, and (2) the Company’s obligation to pay any accrued and unpaid interest (including any Additional Interest) on the Note to, but not including, the Conversion Date. As a result, upon conversion of a Note, accrued and unpaid interest (including any Additional Interest) on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.
(e) Notwithstanding Section 10.02(d), if Notes are converted after the Close of Business on a Regular Record Date but prior to the Open of Business on the immediately following Interest Payment Date, Holders of such Notes at the Close of Business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion during the period from Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by Cash equal to the amount of interest payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (1) if the Company has specified a Repurchase Date that is after a record date but on or before the next succeeding Interest Payment Date, (2) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note or (3) with respect to any Notes converted after the record date immediately preceding the Maturity Date and before the Close of Business on the Business Day immediately preceding the Maturity Date.
(f) If a Noteholder converts more than one Note at the same time, the number of shares of Common Stock and the amount of Cash delivered in lieu of fractional shares, if any, due upon conversion shall be determined based on the total principal amount of the Notes converted.

(g) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.
Section 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay Cash in lieu of fractional shares based on the Closing Price of Common Stock on the applicable Conversion Date.
Section 10.04. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to issue or deliver any such stock certificate unless and until the Holder requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
Section 10.05. Company to Provide Common Stock. The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion.
All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
The Company shall comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national or regional securities exchange or in the over-the-counter market or such other market on which Common Stock is then listed or quoted.
In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.
Section 10.06. Adjustment for Change in Capital Stock. If the Company issues shares of the Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, then the Applicable Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be, by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, share split or share combination, as the case may be; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be.
Any adjustment made pursuant to this Section 10.06 shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, or any share split or combination of the type described in this Section 10.06 is announced but the outstanding shares of the Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
Section 10.07. Adjustment for Rights, Options or Warrants Issue. If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Prices per share of Common Stock during the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the first public announcement of such distribution, the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution by a fraction:
(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution, and (y) the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution, and (y) the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the first public announcement of such distribution.
Any increase made under this Section 10.07 shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the

Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Prices, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined by the Board of Directors.
Section 10.08. Adjustment for Other Distributions.
(a) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock (excluding (x) dividends, distributions, rights, options or warrants referred to in Section 10.06 or Section 10,07; (y) dividends or distributions paid exclusively in Cash; and (z) Spin-Offs to which the provisions set forth below in Section 10.08(b) shall apply), then the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution by a fraction:
(i) the numerator of which shall be the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
(ii) the denominator of which shall be (x) the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, minus (y) the fair market value (as determined by the Board of Directors) of such shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.
If “the fair market value (as determined by the Board of Directors) of such shares of Capital Stock, evidences of indebtedness, assets, property or rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution” is equal to or greater than the “the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution” (as each such phrase is used above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such Capital Stock, evidences of the indebtedness, other assets or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate in effect on the Record Date for the distribution.
Any increase made under this Section 10.08(a) shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Applicable Conversion Rate shall be decreased to be the Applicable Conversion Rate that would then be in effect if such distribution had not been declared.
(b) Notwithstanding anything to the contrary in Section 10.08(a), if the Company pays any dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off (as defined below)) on a national or regional securities exchange (a “Spin-Off”), then the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the Ex-Date of the Spin-Off by a fraction:
(i) the numerator of which will be the sum of (x) the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off and (y) the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and
(ii) the denominator of which is the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.
The adjustment to the Applicable Conversion Rate pursuant to this Section 10.08(b) shall occur on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Applicable Conversion Rate, in respect of any conversion during the ten Trading Days following the Ex-Date for any Spin-Off, references in this Section 10.08(b) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Date for such Spin-Off and the relevant Conversion Date.
Section 10.09. Adjustment for Cash Dividends. If the Company pays or makes any Cash dividend or distribution to all or substantially all holders of the Common Stock, other than a regular, quarterly Cash dividend that does not exceed $0.025 per share (the “Initial Dividend Threshold”), then the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution by a fraction:
(i) the numerator of which shall be (x) the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, minus (y) the Initial Dividend Threshold (provided that if the dividend or distribution in question is not a regular, quarterly Cash dividend, the Initial Dividend Threshold shall be deemed to be zero); and
(ii) the denominator of which shall be (x) the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, minus (y) the amount in Cash per share the Company distributes to holders of the Common Stock.
The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Applicable Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Applicable Conversion Rate under this Section 10.09.
If “the amount in Cash per share the Company distributes to holders of the Common Stock” is equal to or greater than “the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution” (as each such phrase is used above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of Cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the Record Date for such Cash dividend or distribution. The adjustment to the Applicable Conversion Rate pursuant to this Section 10.09 shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Section 10.10. Adjustment for Tender Offer. If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, if the Cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Prices of the Common Stock over the ten consecutive Trading-Day period commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), then the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date by a fraction:
(i) the numerator of which shall be the sum of (x) the aggregate value of all Cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer, and (y) the product of the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to such tender offer or exchange offer), and the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date; and
(ii) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer), and (y) the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date.
An adjustment, if any, to the Conversion Rate pursuant to this Section 10.10 shall become effective immediately after the Close of Business on the tenth Trading Day immediately following the Expiration Date; provided that, for purposes of determining the Applicable Conversion Rate, in respect of any conversion during the ten Trading Days following the Expiration Date, references within this Section 10.10 to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the relevant Conversion Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.
Section 10.11. Provisions Governing Adjustment to Conversion Rate. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.08, and, if applicable, Section 10.23. If any such right, option or warrant, including any such existing rights, options or warrants distributed before the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23. In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 was made (including any adjustment contemplated in Section 10.23), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
Section 10.12. Disposition Events. If any of the following events (a “Disposition Event”) occurs:
(a) any recapitalization, reclassification or change of the shares of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
(b) consolidation, merger, or other combination involving the Company;
(c) sale or conveyance to another Person of all or substantially all of the assets of the Company; or
(d) any statutory share exchange;.
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof), then, at and after the effective time of the Disposition Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to such Disposition Event would have owned or been entitled to receive (the “Reference Property”) upon such Disposition Event.
If the Disposition Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not to become a party to any such Disposition Event unless its terms are consistent with the foregoing.
Upon the occurrence of a Disposition Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.02(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.
In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of Cash, securities or property or asset that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
Section 10.13. Adjustment to Conversion Rate Upon a Make-Whole Change in Control; Discretionary Adjustment. (a) If, after the date hereof, a Change in Control as described in clause (i) or (ii) of the definition of Change in Control occurs (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (ii) of the definition thereof, a “Make-Whole Change in Control”) and a Holder elects to convert its Notes in connection with such Make-Whole Change in Control, the Company will, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.13. A conversion of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Change in Control if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Change in Control up to, and including, the Business Day immediately before the related Repurchase Date (or, in the case of a Make-Whole Change in Control that does not constitute a Change in Control, the 35th Business Day immediately following the Effective Date of such Make-Whole Change in Control).

The Company shall notify Holders of the anticipated Effective Date of any Make-Whole Change in Control and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Change in Control. In addition, on or before the 15th day after the occurrence of a Make-Whole Change in Control that does not also constitute a Change in Control, the Company will deliver to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, written notice indicating that a Make-Whole Change in Control has occurred.
(b) The number of Make-Whole Shares will be determined by reference to the table set forth on Schedule A and is based on the date which such Make-Whole Change in Control transaction becomes effective (the “Effective Date”) and the price paid per share of Common Stock in the Make-Whole Change in Control (in the case of a Make-Whole Change in Control described in clause (ii) of the definition of Change in Control in which holders of Common Stock receive only Cash), or in the case of any other Make-Whole Change in Control, the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Change in Control (the “Stock Price”).
(c) The Stock Prices set forth in the first row of the table set forth on Schedule A will be adjusted as of any date on which the Applicable Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately before such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately before the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 10.06 through Section 10.10.
(d) If the exact Stock Price and Effective Date is not set forth in the table set forth on Schedule A, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $25.00 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes in connection with a Make-Whole Change in Control, and (iii) if the Stock Price is less than $5.41 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes in connection with a Make-Whole Change in Control.
(e) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall file with the Conversion Agent and mail to holders of record of the Notes a notice of the increase at least fifteen (15) days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
Section 10.14. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate will be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make any carry forward adjustments not otherwise effected on each anniversary of the date hereof, upon conversion of any Note (but only with respect to such converted Note), upon required repurchases of the Notes pursuant to Section 3.01, and on the Trading Day immediately prior to the Maturity Date.
Section 10.15. When No Adjustment Required. (a) No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09 or 10.10 (other than a share split or share combination) if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.
(b) Adjustments to the Applicable Conversion Rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded to 0.7655).
(c) No adjustment need to be made for the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan.
(d) No adjustment need to be made for the issuance of any shares of Common Stock or restricted stock units or options or rights (including shareholder appreciation rights) to purchase those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries.

(e) No adjustment need to be made for the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the clause (c) above and outstanding as of the date the Notes are first issued.
(f) No adjustment need be made for a change in the par value or no par value of Common Stock.
(g) No adjustment need be made for accrued but unpaid interest.
(h) Notwithstanding anything in this Article 10 to the contrary, the Applicable Conversion Rate shall not exceed 184.8429 per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate in the manner set forth in Sections 10.06, 10.07, 10.08, 10.09, 10.10, 10.13(e) and 10.13(f).
Section 10.16. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly send to Noteholders a written notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
Section 10.17. Notice of Certain Transactions. If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c) there is a liquidation or dissolution of the Company, then the Company shall send to Noteholders and file with the Trustee and the Conversion Agent a written notice stating the proposed Ex-Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, combination, sale or conveyance. The Company shall file and send the notice at least 15 days before such proposed Ex-Date. Failure to file or send the notice or any defect in it shall not affect the validity of the transaction.
Section 10.18. Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
Section 10.19. Company Determination Final. The Company shall be responsible for making all calculations called for hereunder and under the Notes. The Company shall make all these calculations using commercially reasonable means and, absent manifest error, the Company’s calculations will be final and binding on Noteholders. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.20. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not be accountable for and makes no representation as to the validity or value (or the kind or amount) of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.
Section 10.21. Simultaneous Adjustments. For purposes of Section 10.08, Section 10.06 and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06 and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Business Day immediately preceding such Ex-Date” within the meaning of Section 10.06.
Section 10.22. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.
Section 10.23. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended form time to time, is in effect (in each case, a “Shareholders Rights Plan”). Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless before any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 10.08, subject to readjustment in the event of the expiration or termination of such rights. Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.
ARTICLE 11
PAYMENT OF INTEREST
Section 11.01. Interest Payments. Interest (including any Additional Interest) on any Note that is payable, and is paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Payments of interest in respect of the Notes represented by the Global Notes shall be made by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the payments received by it in respect of such Global Note to the accounts of the beneficial owners thereof. With respect to Certificated Notes, (i) to holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, the Company shall make all payments of interest by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books and (ii) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, the Company shall make payments of interest in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.
Section 11.02. Defaulted Interest. Any interest (including any Additional Interest) on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest (including any Additional Interest) that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.
(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or before the date of the proposed payment, such money when deposited to be held by the Trustee in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such

Defaulted Interest which shall be not more than 20 days and not less than 15 days before the date of the proposed payment and not less than ten days (or such shorter period as is acceptable to the Trustee) after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 11.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, including any Additional Interest, and to accrue, which were carried by such other Notes.
ARTICLE 12
MISCELLANEOUS
Section 12.01. Noteholder Actions.
(a) Any act by the Holder of any Note shall bind that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(b) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 12.02. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
if to the Company:
Technitrol, Inc.
1210 Northbrook Drive, Suite 470
Trevose, PA 19053
Attention: Drew A. Moyer, Chief Financial Officer
Tel: (215) 355-4093
with a copy to (which copy shall not constitute notice):
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103
Attention: Sam Mason
Tel: (215) 988-2642
Fax: (215) 988-2757
if to the Trustee:
Wells Fargo Bank, National Association
230 West Monroe Street, Suite 2900
Chicago, IL 60606
Attention: Corporate Trust Services
Tel: (312) 845-4385
Fax: (312) 726-2158
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when sent to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be sent to the Trustee at the same time. Any defect in sending a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
Section 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers’ Certificate (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of any Notes.
Section 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the Trust Indenture Act) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:
(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
Section 12.05. Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such specified date and no interest shall accrue with respect to any payment for the intervening period.

Section 12.06. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
Section 12.07. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
Section 12.09. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.
Section 12.10. Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.11. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
Section 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TECHNITROL, INC., as Issuer
By:	/s/ Drew A. Moyer
	Name:	Drew A. Moyer
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President
[Signature Page to Indenture]

EXHIBIT A
[FACE OF NOTE]
THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN BEFORE THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Technitrol, Inc.
7.00% Convertible Senior Note due 2014
No. [ __ ]
CUSIP [  _____  ]
ISIN [  _____  ]
ISSUE DATE: December 22, 2009
Technitrol, Inc., a Pennsylvania corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co. or its registered assigns] *, the principal sum of [  _____  ] Dollars ($_____) [(which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $50,000,000) by adjustments made by the Trustee as set forth on Schedule I hereto)]* on December 22, 2009.
Initial Interest Rate: 7.00% per annum.
Interest Payment Dates: June 15 and December 15, commencing June 15, 2010.
Regular Record Dates: June 1 and December 1.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

*	This schedule should be included only if the Note is a Global Note.

*	This schedule should be included only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the Issue Date set forth above.

TECHNITROL, INC.
By:
	Name:	Drew A. Moyer
	Title:	Chief Financial Officer

The undersigned certifies that this is one of the 7.00% Convertible Senior Notes due 2014 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

	Name:	Gregory S. Clarke
	Title:	Vice President

	Date:	December 22, 2009

[REVERSE SIDE OF NOTE]
Technitrol, Inc.
7.00% Convertible Senior Note due 2014
1. Principal and Interest.
The Company promises to pay the principal of this Note on December 15, 2014.
The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.00% per annum.
Interest will be payable semiannually (to the holders of record of the Notes at the Close of Business on the June 1 or December 1 immediately preceding the interest payment date) on each Interest Payment Date, commencing June 15, 2010.
Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from December 22, 2009, through the day before each Interest Payment Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
If the Company is required to pay Special Interest pursuant to Section 4.06 of the Indenture or elects to pay Reporting Payments pursuant to Section 6.15 of the Indenture referred to below, the Company will pay any such Additional Interest on the date or dates described in such Indenture.
Defaulted Interest may be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture.
2. Method of Payment.
Subject to the terms and conditions of the Indenture, the Company shall pay interest (including any Additional Interest) on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company shall pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent, Conversion Agent and Registrar.
Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. Indenture.
This is one of the Notes issued under an Indenture dated as of December 22, 2009 (as may be amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.
5. Repurchase at the Option of the Holders upon a Fundamental Change.
Upon the occurrence of a Fundamental Change, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.
6. Conversion.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, before the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is $1,000 or an integral multiple thereof, into Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
7. Defaults and Remedies.
Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default that relates to the Company (and not solely with respect to Significant Subsidiary of the Company), occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued interest (including any Additional Interest) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including any Additional Interest) shall become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest (including any Additional Interest) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
8. Amendment and Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or a default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not individually or in the aggregate have a material adverse effect on the rights of any Holder of the Notes.
9. Registered Form; Denominations; Transfer; Exchange.
The Notes are issued in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
10. Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner of this Note for all purposes.
11. Unclaimed Money or Notes.
Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price) and interest (including any Additional Interest) on, or the Common Stock due in connection with any conversion of, this Note that remains unclaimed for six months after a right to such money, Common Stock or other consideration has matured.
12. Trustee Dealings with the Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.
13. No Recourse Against Others.
No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

14. Authentication.
This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.
15. Governing Law.
THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
16. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

ATTACHMENT 1
Wells Fargo Bank, National Association
230 West Monroe Street, Suite 2900
Chicago, IL 60606
Attention: Corporate Trust Services
Tel: (312) 845-4385
Fax: (312) 726-2158
CONVERSION NOTICE
To convert this Note, check the box: ☐
To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $       .
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:

By:

Cc:	Technitrol, Inc. — Attn: Legal Department, Fax Number: __________
[INSERT STOCK TRANSFER AGENT INFORMATION WITH FAX NUMBER.]

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Technitrol, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Technitrol, Inc. (the “ Company”) as to the occurrence of a Fundamental Change with respect to the Company, offering to purchase the Notes and specifying the Repurchase Date. The undersigned registered owner of this Note hereby accepts the Company’s offer to purchase the Notes and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Repurchase Date does not fall during the period after an Regular Record Date and on or before the Business Day after the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Repurchase Date.
In the case of Certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:	Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3
[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address, including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I*
No. [ __ ]
SCHEDULE OF EXCHANGES
The initial principal amount of this Global Note is $[  _____  ].

	Principal Amount of this	Notation Explaining Change in	Authorized Signature of
Date	Global Note	Principal Amount	Trustee

*	This schedule should be included only if the Note is a Global Note.

EXHIBIT B
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

SCHEDULE A
Table for Additional Shares
The following table sets forth the Stock Price and number of Make-Whole Shares of the Common Stock to be added to the Conversion Rate per $1,000 principal amount of the Notes.

Effective Date	$5.41	$6.00	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$17.50	$20.00	$25.00
December 22, 2009	28.1964	28.1964	28.1964	27.0548	21.2215	16.8835	9.9126	5.9656	3.5660	2.0452	0.4334
December 15, 2010	28.1964	28.1964	28.1964	25.0019	19.3152	15.1570	8.6354	5.0531	2.9261	1.6036	0.2453
December 15, 2011	28.1964	28.1964	28.1964	21.9648	16.5424	12.6882	6.8853	3.8560	2.1226	1.0748	0.0601
December 15, 2012	28.1964	28.1964	24.7495	17.2018	12.3061	9.0179	4.4651	2.3200	1.1690	0.4973	0.0000
December 15, 2013	28.1964	28.0357	15.9576	9.3139	5.6314	3.5572	1.3797	0.6384	0.2665	0.0296	0.0000
December 15, 2014	28.1964	10.0065	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000